Exhibit 99.1

Markforged Announces Jury Verdict in Patent Case

WALTHAM, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced that on April 11, 2024, the jury in the U.S. District Court for the District of Delaware reached a verdict in the Company’s ongoing patent lawsuit with Continuous Composites Inc. (“Continuous Composites”).

The jury returned a verdict against Markforged, Inc., a wholly-owned subsidiary of the Company, in the amount of $17.34 million. As previously disclosed, in July 2021, Continuous Composites, a company based out of Idaho, filed a patent-infringement lawsuit against the Company. The jury found one of the two patent claims Continuous Composites asserted at trial against the Company to be invalid and not infringed. However, the jury found that the Company had infringed the other patent claim and awarded monetary damages. While the Company cannot predict what additional action Continuous Composites may take, it is possible that they may seek additional relief through post-trial motions for royalty payments on future revenue, which could materially impact the Company’s business and operations.

The Company strongly disagrees with this verdict and intends to seek to overturn the verdict in post-trial motions with the District Court. The Company is exploring all available options, including seeking to overturn the verdict and any resulting judgment through the appeals process.

While the Company is currently assessing the verdict’s impact on its business, given its strong balance sheet, effective cost controls and new, innovative product line, the Company remains focused and excited about the future of the Company and its ability to continue to drive the adoption of additive manufacturing on the factory floor.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s expectations concerning any impact to the Company’s business, balance sheet and cost structure; any potential post-trial motions and appeal; the Company’s disagreement with the verdict; and the Company’s intention to challenge the judgment. The forward-looking statements contained in this report are subject to risks and uncertainties, which may cause the actual outcomes or results to vary from those indicated by the forward-looking statements. These risks and uncertainties include any adverse outcomes of any motions or appeals against us, and other risks and uncertainties, including those more fully described in the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2023, and other factors detailed from time to time in the Company’s filings with the SEC. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible supply chains by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Markforged Contacts:

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com